Equifax Inc. Stock Option Exchange Program
                              Terms and Conditions

o Eligibility to participate is limited to Vice Presidents and above or as otherwise determined by the Compensation and Human Resources Committee ("the Committee").

o The election to defer is voluntary, must be made each year, and is irrevocable as of March 15 (or other date as prescribed by the Committee each year).

o Election must be made in the form of a percentage of annual incentive award earned, and if participating, may be in any amount between 10% and 100%, in whole 5% increments.

o        Grant will be Equifax Inc. non-qualified stock options.

o        Options are immediately vested in full on the grant date.

o Grant date will be the date of the Committee meeting in January or February following the end of the fiscal year for which the annual incentive award was earned.

o Option price will be at fair market value at the close of the NYSE on the day of the Committee meeting.

o If applicable, currency conversion rates will be established at the close of business on the day of the Committee meeting.

o        Option term is 10 years from grant date or expires sooner as follows:

         - Terminates 5 years following retirement, death or disability termination, or after termination, other than for cause, following a change in control of the Company (unless 10-year option term expires sooner);

         -        Terminates   one  year  following   termination   due  to  job
                  elimination (unless 10-year option term expires sooner);

         -        Terminates    immediately    following   grantee's   voluntary
                  termination;

         -        Terminates  immediate  following  grantee's   termination  for
                  cause.


o        Option is non-transferable.

o        Option grant will be determined as follows:

                  % of Cash Incentive                Dollar Value of Stock
                       Exchanged                        Option Grant
                  -------------------                ---------------------

                       10% -- 20%                 6 x Cash Incentive Exchanged

                       25% -- 45%                 8 x Cash Incentive Exchanged

                       50% -- 100%                10 x Cash Incentive Exchanged